                         CONSENT OF INDEPENDENT AUDITORS

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our report dated February
2, 2001,  with  respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries  included in the  Post-Effective
Amendment No. 2 to the  Registration  Statement under the Securities Act of 1933
(Registration No.  333-41180) and Amendment No. 5 to the Registration  Statement
under the Investment  Company Act of 1940  (Registration  No. 811-10011) on Form
N-4 of SBL Variable Annuity Account XIV and the related  Statement of Additional
Information accompanying the Prospectus of SecureDesigns Variable Annuity.

                                                       /s/ Ernst & Young LLP

Kansas City, Missouri
April 12, 2001